UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 6, 2014

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.07	Matters Submitted to a Vote of Security Holders

On May 6, 2014, Nautilus, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the Company’s shareholders (i) elected Ronald P. Badie, Bruce M. Cazenave, Richard A. Horn, M. Carl Johnson, III, Anne G. Saunders and Marvin G. Siegert to the Company’s Board of Directors, each to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the year ending December 31, 2014, and (iii) adopted a non-binding advisory resolution approving the Company’s executive compensation.

The following is a summary of the voting results for each matter submitted to the shareholders:

(1)	Proposal to Elect a Board of Directors consisting of six members:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald P. Badie	21,572,774	705,615	5,774,717
Bruce M. Cazenave	21,570,343	708,046	5,774,717
Richard A. Horn	21,573,122	705,267	5,774,717
M. Carl Johnson, III	21,568,888	709,501	5,774,717
Anne G. Saunders	21,572,865	705,524	5,774,717
Marvin G. Siegert	21,572,212	706,177	5,774,717

(2)	Proposal to ratify the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm:

For	Against	Abstain	Non-Votes
27,194,983	197,797	660,326	0

(3)	Proposal to adopt a non-binding advisory resolution approving the Company’s executive compensation:

For	Against	Abstain	Non-Votes
20,057,525	1,564,344	656,520	5,774,717

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

May 12, 2014	By:	/s/ Sidharth Nayar
(Date)		Sidharth Nayar
Chief Financial Officer